As filed with the Securities and Exchange Commission on May 19, 1997
                                                Registration No. 333-02845


                          AMENDMENT NO. 1
                                TO
                             FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    WAUSAU PAPER MILLS COMPANY
      (Exact name of registrant as specified in its charter)

            WISCONSIN                             39-0690900
 (State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)

                        ONE CLARK'S ISLAND
                           P.O. BOX 1408
                   WAUSAU, WISCONSIN 54402-1408
       (Address of principal executive offices)  (Zip Code)

                    WAUSAU PAPER MILLS COMPANY
               SALARIED SAVINGS AND INVESTMENT PLAN
                     (Full title of the plan)

                         STEVEN A. SCHMIDT
          VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                    WAUSAU PAPER MILLS COMPANY
                           P.O. BOX 1408
                       WAUSAU, WI 54402-1408
                          (715) 845-5266

                            Copies to:
                       ARNOLD J. KIBURZ III
                    RUDER, WARE & MICHLER, S.C.
                           P.O. BOX 8050
                       WAUSAU, WI 54402-8050
                          (715) 845-4336
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                CALCULATION OF REGISTRATION FEE
                          Amount of        Proposed        Proposed         Amount of
                         additional        Maximum         maximum       registration fee
  Title of securities  securities to be    offering        aggregate      for additional
  to be registered(1)     registered     price per unit  offering price     securities
  Common stock,           175,000(2)       $    (2)        $    (2)         $997.63(3)
  no par value

 (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
 (2) Maximum number of additional shares which are estimated will be acquired by Plan during the 12-month period ending May 18, 1998.
 (3) Estimated solely for purposes of calculating registration fee for 175,000 additional shares pursuant to Rule 457(h); calculated pursuant to Rule 457(c) as of May 14, 1997.

     This Amendment No. 1 to Form S-8 Registration Statement No. 333-02845 for the Wausau Paper Mills Company Salaried Savings and Investment Plan is filed to increase the number of shares registered in connection with the Plan from 75,000 shares to 250,000 shares.

     The contents of Registration Statement No. 333-02845 are hereby incorporated by reference.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on May 16, 1997.

                                  WAUSAU PAPER MILLS COMPANY



                                  By: STEVEN A. SCHMIDT
                                      Steven A. Schmidt
                                      Vice President-Finance,
                                      Secretary and Treasurer
                                      (On behalf of Registrant and
                                      as Principal Financial Officer)

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-8 has been signed on May 16, 1997 by the following persons in the capacities indicated.



  SAN W. ORR, JR.*                DANIEL D. KING*
  San W. Orr, Jr.                 Daniel D. King
  Chairman of the Board           President and Chief Executive
                                  Officer and a Director
                                  (Principal Executive Officer)


  DAVID B. SMITH, JR.*            STEVEN A. SCHMIDT*
  David B. Smith, Jr.             Steven A. Schmidt
  Director                        Vice President-Finance,
                                  Secretary and Treasurer
                                  (Principal Accounting Officer)

  HARRY R. BAKER*
  Harry R. Baker
  Director



                                 *STEVEN A. SCHMIDT
                                  Steven A. Schmidt
                                  as attorney-in-fact
                                  May 16, 1997.

                            SIGNATURES


     KNOW ALL MEN BY THESE PRESENTS, that Gary W. Freels whose signature appears below constitutes and appoints Daniel D. King and Steven A. Schmidt and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-8 has been signed on May 16, 1997, by the following person in the capacity indicated.



                                   GARY W. FREELS
                                   Gary W. Freels
                                   Director